Exhibit 10.4

EXECUTIVE RETIREMENT PLAN AGREEMENT

This Agreement, dated as of the 25th day of February, 2002, is by and between NSTAR (the “Company”) and Werner J. Schweiger (the “Executive”).

Whereas, the Executive was elected Senior Vice President – Operations of the Company and has become an employee of NSTAR Electric & Gas Corporation (“NSTAR E&G”) effective February 25, 2002;

Whereas, the Board of Trustees of the Company has authorized the execution of an Executive Retirement Plan Agreement between the Company and the Executive consistent with the terms of this Agreement.

Now, therefore, the Company and the Executive do hereby agree that the Executive shall have the rights and benefits set forth in the NSTAR Supplemental Executive Retirement Plan (restated effective August 25, 1999), (the “NSTAR SERP”), a copy of which is set forth as Exhibit A to this Agreement, with the exception of Sections 4(a) and 4(b) of the NSTAR SERP, which are acknowledged to be deleted in their entirety and which are replaced with the following:

SECTION 4. BENEFITS

(a)	Benefits. The Company agrees that it will provide an annual single life annuity benefit of up to (A) 60% of Total Compensation (as herein defined) which will accrue as follows: 10% after the first year of service (from February 25, 2002), 2-1/2% per year for years two through seventeen, and 3-1/3% per year for years eighteen through twenty, less (B) the single life annuity which would be received at such time from the NSTAR Pension Plan (as from time to time amended) and the NSTAR Excess Benefit Plan (as from time to time amended), as determined by the RC with reference to such actuarial factors as it shall select from time to time, less (C) 50% of the Primary Social Security Benefit (as herein defined) and less (D) the single life annuity which would be entitled to receive under the previous employer’s retirement plans, calculated at the time of receipt. Benefits will vest fully on February 24, 2003 but shall not be payable until age 55.

IN WITNESS WHEREOF, NSTAR and the Executive have caused this Agreement to be executed this 22nd day of January, 2003, effective as of February 25, 2002.

NSTAR

/s/ THOMAS J. MAY
Thomas J. May

By:	/s/ WERNER J. SCHWEIGER
Werner J. Schweiger